(d)(1)(i)

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING PARTNERS, INC.

and

DIRECTED SERVICES LLC

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING American Century Small-Mid Cap Value Portfolio	January 1, 2014	1.00% on first $250 million of assets 0.95% on next $250 million of assets 0.90% on assets over $500 million

ING Baron Growth Portfolio	January 1, 2014	0.850% on the first $1 billion of assets 0.825% on the next $1 billion 0.800% on assets thereafter

ING Columbia Contrarian Core Portfolio (formerly ING Davis New York Venture Portfolio)	May 7, 2013	0.80%

ING Columbia Small Cap Value II Portfolio	May 7, 2013	0.75%

ING Fidelity® VIP Contrafund® Portfolio	May 31, 2013	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Equity-Income Portfolio	May 31, 2013	0.00% while Series invested in Master 0.48% for Standalone Series

ING Fidelity® VIP Mid Cap Portfolio	May 31, 2013	0.00% while Series invested in Master 0.58% for Standalone Series

ING Global Bond Portfolio (formerly ING Oppenheimer Global Strategic Income Portfolio)	May 7, 2013	0.500% on the first $4 billion; 0.475% on the next $1 billion; 0.450% on the next $1 billion; 0.430% on assets thereafter

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING Index Solution 2015 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2020 Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2025 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2030 Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2035 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2040 Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

(1)  “Direct Investments” shall mean assets which are not Underlying Funds.

(2)  “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the ING fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on May 7, 2013.

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING Index Solution 2045 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2050 Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2055 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution Income Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Invesco Comstock Portfolio (formerly ING Invesco Van Kampen Comstock Portfolio)	May 7, 2013	0.60%

ING Invesco Equity and Income Portfolio (formerly ING Invesco Van Kampen Equity and Income Portfolio)	Close of Business on March 14, 2014	0.55% on the first $750 million 0.53% on the next $250 million 0.51% on assets thereafter

ING JPMorgan Mid Cap Value Portfolio	May 7, 2013	0.75% on the first $500 million; 0.65% on the next $500 million; 0.60% on assets thereafter

ING Oppenheimer Global Portfolio	January 1, 2014	0.60% on the first $3 billion of assets 0.58% on the next $1 billion of assets 0.57% on the next $4 billion of assets 0.56% on assets thereafter

ING PIMCO Total Return Portfolio	May 31, 2013	0.44%

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING Pioneer High Yield Portfolio	May 7, 2013	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; 0.30% on assets thereafter

ING Solution 2015 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2020 Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2025 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2030 Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2035 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2040 Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING Solution 2045 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2050 Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2055 Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Aggressive Portfolio	May 7, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Balanced Portfolio (formerly ING Solution Growth Portfolio)	May 13, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Conservative Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Income Portfolio	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Series	Effective Date	Annual Investment Management Fee
		(as a percentage of average daily net assets)
ING Solution Moderately Aggressive Portfolio (formerly, ING Solution Aggressive Growth Portfolio)	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Moderately Conservative Portfolio (formerly, ING Solution Moderate Portfolio)	May 31, 2013	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	May 7, 2013	0.64%

ING T. Rowe Price Growth Equity Portfolio	May 7, 2013	0.60%

ING Templeton Foreign Equity Portfolio	May 7, 2013	0.80% on the first $500 million; 0.75% on assets over $500 million